UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): May 26, 2010

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer
Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices)    (Zip Code)

441-295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

At the Annual General meeting of the Shareholders held on June 5, 2009, the Company’s shareholders approved the Company’s 2009 Share Award and Incentive Plan (the “2009 Plan”) pursuant to which options to purchase shares of the Company, awards of shares, deferred or bonus shares, dividend equivalents, share appreciation rights and other share-based awards (collectively, “Awards”) may be granted to officers and employees, non-employee directors and service providers of the Company.

As a result of “change in control” provisions in agreements or other arrangements relating to Awards, payments or other benefits resulting from Awards, including acceleration of the exercisability of options and the lapse of restrictions with respect to restricted shares granted under the 2009 Plan, may be deemed to be ‘‘parachute payments’’ within the meaning of Sections 280G and 4999 of the U.S. Internal Revenue Code when made to certain defined individuals (such as the Company’s U.S. taxpaying executive officers).  Those tax laws provide that, if parachute payments to an individual equal or exceed three times the individual’s base amount (as described below), the excess of the parachute payments over the base amount (the ‘‘excess parachute payments’’) will not be deductible by the U.S. employer company and will be subject to a 20% excise tax payable by the individual.  Under the 2009 Plan, the Company is obligated to make additional cash payments to ‘‘gross up’’ the executives for any such excise tax under Section 4999 so that they will receive the same benefit from their awards as if such excise tax were not applicable, which gross up payments would also be nondeductible to the U.S. employer company as excess parachute payments (the “Excise Tax Gross-Up”).

On May 26, 2010, the Company’s Board of Directors adopted an amendment to the 2009 Plan to eliminate the Excise Tax Gross-Up with respect to any future Awards granted under the 2009 Plan.  The Company’s remains obligated to pay the Excise Tax Gross-Up to the extent that any of the Awards previously granted under the 2009 Plan or existing severance agreements with certain officers obligate it to do so.  A copy of the Amendment to the 2009 Plan is filed as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to the Company’s 2009 Share Award and Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date: May 26, 2010	By:	/s/ Edwin S. Hetherington
Edwin S. Hetherington
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to the Company’s 2009 Share Award and Incentive Plan